SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



               DATE OF EARLIEST REPORTED EVENT - DECEMBER 31, 2003



                                 TAMBORIL CIGAR COMPANY
                     (Exact name of Registrant as specified in its charter)



              DELAWARE                   000-22573        65-0774638
   (State or other jurisdiction of     (Commission      (IRS Employer
           incorporation)              File Number) Identification Number)


                                100 Caster Avenue
                        Vaughan, Ontario, Canada L4L 5Y9
                    (Address of principal executive offices)



                              (905) 264-1395 (Registrant's
                           telephone number, including area code)



                        1407 North Fort Harrison, Suite F
                            Clearwater, Florida 33755
          (Former name or former address, if changed since last report)

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

       This Current Report on Form 8-K and the other reports that we file with the Securities and Exchange Commission (the "SEC"), contain forward-looking statements about our business. The forward-looking statements include, but are not limited to:

o Statements regarding the current and anticipated status of technical developments in the electrochemical battery industry and our ability to capitalize thereon;

o    Statements   regarding   the  size  of  and   anticipated   growth  in  the
     electrochemical battery industry and other market data;

o Statements regarding our plans for product development, testing and commercialization;

o    Statements   regarding  the   anticipated   benefits  of  our   proprietary
     technologies;

o Statements regarding our ability to manage growth, control our costs and achieve satisfactory operating performance during the development, testing and initial commercialization of our proposed products;

o Statements regarding our ability to attract and retain the managerial, professional, technical and marketing staff required for the development, testing and initial commercialization of our proposed products;

o    Statements  regarding our ability to acquire or build the manufacturing and
     distribution    facilities   required   for   the   testing   and   initial
     commercialization of our proposed products;

o Statements regarding our current and future capital needs and our ability to satisfy those needs; and

o Statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe."

     We have based these forward-looking statements on our current expectations and projections about future events and trends. Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be accurate. Our actual future performance could differ from such statements, perhaps materially. Factors that could cause or contribute to such differences include, but are not limited to:

o The fact that we are an early-stage company with an evolving and unpredictable business model;

o The fact that legal problems arising from the operations of a prior licensee of our technology may divert management's attention from our business operations; increase the cost of protecting our intellectual property rights; or otherwise impair the value of our intellectual property rights;

o The fact that we do not expect to have a marketable product for a minimum of 18 to 24 months;

o The fact that we plan to operate in a highly competitive and frequently low-margin environment;

o The fact that we expect our operating expenses to increase dramatically as we develop, test and commence the commercialization of our proposed products;

o The fact that we will need substantial additional capital and nobody has agreed to provide the necessary funds; and

o    Each of the factors identified under the heading "Business Risk Factors."

       You should not unduly rely on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the statements in this report.

                             BACKGROUND INFORMATION

       Our company was incorporated in May 1937 as Idaho Leadville Mines Co. While public records indicate that we engaged in mining activity in the distant past, we were inactive during the five-years ended October 1996. In October 1996, we acquired Tamboril Cigar International in a business combination transaction that was structured as a reverse takeover. In connection with that transaction, we changed our name to Tamboril Cigar Company and moved our corporate domicile to Delaware. Our principal business was manufacturing and importing premium cigars that we sold under our proprietary brand names "Tamboril," "Cordova" and "Fore."

       Our cigar business was not successful and on April 11, 2000 our company and two of our subsidiaries filed voluntary Chapter 11 petitions in the U.S. Bankruptcy Court for the Southern District of Florida. We subsequently prepared a plan of reorganization that was approved by our creditors and preferred stockholders, and then confirmed by the Bankruptcy Court. When we received our confirmation order from the court, we began to implement our plan; a task that was substantially complete by December 31, 2000. The costs of our bankruptcy and our subsequent operations were paid primarily with funds advanced by three related entities that were principal stockholders of our company during the bankruptcy proceeding. We had 13,356,640 common shares, 33,227 convertible preferred shares and $200,000 of convertible debentures outstanding on December 31, 2000 and January 23, 2003.

       On January 23, 2003, Sally A. Fonner and John L. Petersen bought 4,400,000 common shares; 33,227 preferred shares; $200,000 of convertible debentures; and $206,123 of other related party debts from our former principal stockholders. On January 29, 2003, Ms. Fonner and Mr. Petersen converted their preferred stock and debentures into 37,227,000 common shares, which gave them beneficial ownership of and voting control over a total of 41,627,000 shares, or 82.3%, of our voting common stock. After complying with Regulation 13D, Ms. Fonner and Mr. Petersen elected themselves directors by written consent and assumed control over our operations.

     We did not have any substantive business operations during the year ended December 31, 2003. Instead, we concentrated on finding a suitable acquisition candidate and negotiating a business combination transaction. In December 2003, we signed a letter of intent to acquire Axion Power Corporation ("Axion"). Before the closing of the Axion acquisition, Ms. Fonner and Mr. Petersen surrendered 20,583,640 shares of our common stock for cancellation. We did not pay Ms. Fonner or Mr. Petersen in connection with these stock cancellations. After giving effect to the cancellations, we had 30,000,000 shares of common stock and no other securities outstanding on the date of the changes in control described below.

       For more detailed information on our business history, please see our Current Report on Form 8-K dated February 7, 2003 and our Annual Report on Form 10-KSB for the years ended December 31, 1998 through 2002.

ITEM 1.
CHANGES IN CONTROL OF REGISTRANT

Change in voting control

       On December 31, 2003, we acquired a substantial majority of the outstanding common stock and convertible debt of Axion Power Corporation ("Axion"), a Canadian corporation that is engaged in research and development on a nanotechnology enabled hybrid electrochemical storage battery that we refer to as the E3Cell. This transaction gave us voting control over Axion. On January 9, 2004, we acquired the balance of Axion's outstanding securities, together with the patents and other intellectual property that form the basis for the E3Cell technology. The Axion transactions were structured as an integrated reverse takeover, which means that the former holders of Axion's securities obtained voting control over our company on December 31, 2003, and the level of voting control increased when we acquired the balance of Axion's securities and the E3Cell patents nine days later.

       We had 30,000,000 shares of common stock and no other securities outstanding on December 31, 2003, immediately prior to the first closing of the Axion transactions. In connection with the Axion transactions:

o Axion's founders and noteholders transferred their rights to 4,040,000 Axion shares and $1,500,000 in convertible notes to us for 50,853,360 shares of common stock and 9,733,360 "investor warrants;"

o We settled $484,123 in accrued compensation and other related party debt that our company owed to Ms. Fonner and Mr. Petersen by issuing 3,731,462 "capital warrants."

o C and T Co. Incorporated ("C&T"), the original developer of the E3Cell technology, bought 20 million shares of our outstanding common stock from two of our principal stockholders for $200,000 and then distributed those shares to its stockholders;

o C&T transferred all of its right title and interest in the E3Cell technology to our company in exchange for 25,000,000 capital warrants and then distributed those warrants to its stockholders;

o An affiliate of C&T purchased 3,733,336 shares of common stock and 3,733,336 investor warrants for $400,000;

o We issued 117,239,736 shares of common stock to an irrevocable trust for the benefit of the stockholders of Mega-C Power Corporation in recognition of their potential equitable claims to an interest in the E3Cell technology;

o We adopted an incentive stock plan for our employees that will, subject to formal stockholder approval, permit us to issue options and other stock incentives for up to 15,000,000 shares of common stock; and

o We granted a two-year option to purchase 3,027,397 shares of common stock to our securities counsel and interim chief financial officer as partial compensation for post closing services.

       The investor warrants are valid for one-year. A total of 10,666,696 investor warrants will be exercisable at a price $.125 per share until June 30, 2004, and then $.1875 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004. The capital warrants and stock options are all valid for two-years and exercisable at a price of $.125 per share.

       For detailed information on the beneficial ownership of our securities by our officers, directors and principal stockholders, see our Information Statement Pursuant to Section 14(f) of the Securities and Exchange Act of 1934 and Rule 14f-1 Thereunder, which was filed with the SEC on January 15, 2004 and will be and mailed to our stockholders on January 19, 2004, together with a copy of this report.

Change in management control

       On December 31, 2003, pursuant to the Axion agreement, our board of directors increased the number of seats on the board to three and then appointed Kirk Tierney, the president of Axion, to fill the vacant position. Concurrently, Ms. Fonner resigned as our president and Mr. Tierney was appointed to serve as her successor. On February 2, 2004, our board of directors will increase the number of seats on the board to six, and appoint Dr. Igor Filipenko and Messrs. Robert Averill, Thomas Granville, Glenn Patterson and Joseph Souccar as additional directors. The new directors will serve until our next stockholders' meeting, which is tentatively scheduled for early May. When the new directors have accepted their appointments, Sally Fonner will resign from our board of directors. Thereafter, six of our seven board members will be persons selected by Axion.

       For additional information on our officers and directors and the pending change in management control please see our Rule 14f-1 Information Statement.

       A copy of the amended and restated reorganization agreement has been attached to this report as an exhibit. Please refer to this contract for additional information.

Item 2.
ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF THE ACQUISITION TRANSACTION

       Axion is a Canadian Federal Corporation that was organized in September 2003 to develop, manufacture and sell nanotechnology enabled hybrid electrochemical storage batteries based on its E3Cell technology. While Axion is newly organized, its E3Cell technology is at advanced laboratory prototype stage and Axion plans to begin preliminary beta testing of E3Cell batteries within 3 to 6 months. If beta testing is successful, Axion intends to initially develop E3Cell products for use in fixed installations such as uninterruptible power supply equipment ("UPS equipment"), backup power systems for telecommunications and CATV equipment and surplus energy storage systems for photovoltaic and wind energy generators. Thereafter, Axion hopes to expand its focus and enter other markets including battery systems for hybrid automobiles and certain other high-value applications.

       Tamboril's decision to enter into a business combination with Axion was based on the following factors:

o Axion is engaged in the development and commercialization of novel energy storage technologies that have broad potential application and large potential markets;

o Substantial time, effort and money has gone into developing and testing the E3Cell technology and the potential advantages of Axion's planned products have been confirmed in rigorous independent testing of laboratory prototypes;

o Axion's scientific, engineering and technical teams have solid credentials and broad relevant experience in carbon chemistry, electrochemistry and new product development;

o Axion's executive management and board of directors have exceptional credentials and broad relevant experience in business and financial matters; and

o Axion's executive management and board of directors have demonstrated an unwavering commitment to total stockholder value during the due diligence and negotiation process.

       Axion's decision to enter into a business combination with Tamboril was based on the following factors:

o We believe we can become a principal competitor in the global market for high-performance electrical energy storage devices;

o We believe our status as a reporting public company and our compliance with stringent transparency and corporate governance standards will enhance our credibility with stockholders, potential business partners and the industry in general;

o We believe our status as a reporting public company will prove useful in attracting additional qualified employees, including those motivated by stock options and similar stock-based incentives; and

o We believe the creation of a regular trading market for our stock, initially in the over-the-counter market and then on an appropriate exchange, will enhance our ability to raise capital, broaden the base of our potential investors and make our stock more attractive to potential acquisition candidates.

       There can be no assurances that the combined companies will achieve these objectives.

Accounting implications of the acquisition

       Under the reorganization agreement, Tamboril was the purchaser of Axion and Axion's stockholders were the sellers. The consideration Tamboril paid to the Axion stockholders included 168,093,096 newly issued shares of common stock, 9,733,360 investor warrants and 25,000,000 capital warrants. In addition, C&T bought 20 million shares of our outstanding common stock from our principal stockholders and an affiliate of C&T bought 3,733,336 shares of common stock and 3,733,336 investor warrants for $400,000. Since the securities acquired by the former stockholders of Axion represent 95.05% of the total voting power held by all of our stockholders, the transaction will be classified as a reverse takeover and Axion will be treated as the purchaser for accounting purposes.

       The Axion transaction was accounted for as a reverse takeover. Accordingly, our consolidated financial statements for the year ended December 31, 2003 will reflect Axion's results of operations for the year then ended. Our future financial statements will reflect the consolidated operations of Axion and Tamboril.

       Axion did not engage in any substantive business activities until the fourth quarter of 2003 and audited historical financial statements of Axion have not been included in this report. Preliminary unaudited consolidated financial statements for the year ended December 31, 2003 have been filed with this report. Within 60 days after the date of this report, we will file audited consolidated financial statements for the year ended December 31, 2003.

History of Axion and the E3cell technology

       Our E3Cell is a nanotechnology enabled hybrid electrochemical storage battery. The complete technical description of our E3Cell is "an asymmetrical super-capacitive lead-acid-carbon hybrid battery." Reduced to basics, our E3Cell replaces the lead-based negative electrode in a conventional lead-acid battery with a nanoporous carbon electrode that eliminates the physical deterioration associated with lead-based negative electrodes and gives E3Cell batteries super-capacitive characteristics that do not exist in conventional batteries.

       Our E3Cell technology relies on a variety of physical and chemical processes to convert simple activated carbon into highly permeable and nanoporous electrodes that can be used to replace lead-based negative electrodes. Our physical and chemical processing techniques preserve the natural nanostructures that were present in the original raw materials, enhance the utility of those nanostructures and give our E3Cell batteries a unique combination of super- capacitive characteristics and electrochemical energy storage capabilities. Therefore, we believe our techniques for fabricating highly permeable and nanoporous carbon electrodes constitute a true nanotechnology because they enhance naturally occurring nanostructures that are used to perform beneficial work. Nevertheless, our E3Cell technology is not in the same class as other emerging technologies that create nanostructures from the bottom up by manipulating individual atoms or molecules.

       At the date of this report, our E3Cell technology is proven but unexploited science. Our principal short-term goal is to take the E3Cell technology from the laboratory prototype stage through initial product rollout. We are focusing our efforts on engineering and manufacturing process development for our proposed alpha and beta prototypes. Within 3 to 6 months from the date of this report, we plan to begin testing our beta prototypes in cooperation with a major manufacturer of UPS equipment and several other leaders in the electrical power industry. If our beta testing is successful, we plan to develop E3Cell products for use in fixed installations such as UPS equipment, telecommunications and CATV equipment and surplus energy storage for photovoltaic and wind energy generators. If our initial commercialization is successful we plan to expand our focus and enter the larger market segments including high-performance battery systems for hybrid automobiles and other high-value applications.

       C&T and its staff of research electrochemists and development engineers conducted the initial research and development work on the E3Cell technology at facilities in Russia and Canada. C&T produced the first generation of E3Cell battery prototypes in 1997 and in subsequent years its research and development teams made significant improvements in the E3Cell technology's performance and efficiency. They also refined the engineering and design parameters and developed manufacturing processes for our nanoporous carbon electrodes.

       Over the last three years, a Canadian company named Mega-C Power Corporation ("Mega-C") contributed approximately $2.8 million to research, development and testing of the E3Cell technology. In the spring of 2003, a series of internal problems developed within Mega-C and series of investor lawsuits that alleged negligence, mismanagement and securities law violations were filed against Mega-C and certain of its executive officers, directors and principal stockholders.

       Axion was organized by a group of investors who had substantial investments in Mega-C. Their goal was to create a fully reporting public company that would:

o Be subject to the corporate governance, disclosure and reporting requirements of the Exchange Act;

o Separate the development and commercialization of the E3Cell technology from the ongoing litigation between the various stockholder and management factions at Mega-C;

o Provide all interested parties with a reasonable share of the profits, if any, that arise from the future commercialization of the E3Cell technology; and

o Provide a mechanism for the reallocation of ownership interests within Mega-C when the pending lawsuits are resolved.

       Prior to the organization of Axion, its founders provided $450,000 of interim funding to Mega-C for the purpose of financing the ongoing development of the E3Cell technology. In connection with the organization of Axion, its founders contributed an additional $1.25 million in development funding. Based on Axion's agreement to provide additional development funding when required:

o C&T granted Axion an exclusive worldwide license to develop, manufacture and sell E3Cell products for use in stationary installations;

o C&T granted Axion the right to acquire C&T's residual interest in the patents and other intellectual property rights embodied in the E3Cell technology; and

o Mega-C agreed that it would not object to the license if Axion created a mechanism to preserve the equitable interests of the Mega-C Shareholders in the E3Cell technology.

       In connection with the initial closing of the Axion transaction, we created an irrevocable trust for the benefit of the Mega-C Shareholders. Nine days later, C&T transferred all of its right title and interest in the E3Cell technology to our company in exchange for 25 million capital warrants. At the date of this report, our company is the sole beneficial owner of the E3Cell technology. We have no duty to pay any royalties or license fees with respect to the future commercialization of the E3Cell technology and we are not subject to any field of use restrictions. Nevertheless, we agreed to pay C&T a total of $1,794,000 for certain tangible assets, staff contracts and goodwill associated with the E3Cell technology. Our earlier payments to C&T have reduced the balance due on this obligation to $1,344,000, which will be paid at the rate of $86,000 per month for the next four months. A final payment of $1 million will be due 15 days after we complete our preliminary beta testing. Until the full amount has been paid, C&T will retain the equivalent of a purchase money security interest in the E3Cell patents and other intellectual property.

Legal proceedings

       Our company is not a party to any lawsuits, arbitrations or other legal proceedings. However Axion was organized for the principal purpose of separating the development and commercialization of the E3Cell technology from a number of investor lawsuits and potential regulatory actions that relate to the prior operations of Mega-C.

       At the date of this report, three civil lawsuits and one arbitration involving Mega-C; certain officers, directors and principal stockholders of Mega-C; and C&T are pending in Toronto. These civil proceedings are based on a variety of contract and tort claims, including civil claims for violations of provincial securities laws. In addition, the Ontario Securities Commission (the "OSC") has asked Mega-C for information about the activities of certain Mega-C stockholders who may have violated Provincial securities laws in connection with their purchase and sale of Mega-C's shares. The OSC has not made a final determination whether Mega-C or any of its officers and directors engaged in conduct that might constitute a violation of provincial securities laws.

       There is no assurance that we will not become involved in one or more of the pending Mega-C legal disputes or that a lawsuit against us will not be instituted after the date of this report. If we are required to devote substantial resources to litigation, our technology development and other business activities may be adversely affected.

Mega-C Stockholders' Trust

       Axion's founders were all stockholders of Mega-C. However, none of Axion's founders was an officer, director or principal stockholder of Mega-C. Rather, they were investors who decided to take action when internal problems at Mega-C placed their substantial personal investments at risk. Initially, Axion's founders asked Kirk Tierney to accept a position as Mega-C's operations manager in order to help resolve the problems. But when a series of investor lawsuits that alleged negligence, mismanagement and securities law violations were filed against Mega-C and certain of its executive officers, directors and principal stockholders, Axion's founders concluded that the only reasonable course of action was to create a new corporation for the purpose of protecting the Mega-C shareholders' investments.

       In recognition of the substantial funds that Mega-C devoted to developing the E3Cell technology before the allegations of negligence, mismanagement and securities law violations began to surface, the founders of Axion decided to create an irrevocable trust that will hold a substantial interest in our company for the benefit of innocent Mega-C shareholders who might otherwise suffer a total loss of their investments. Accordingly, 117,239,736 shares of our common stock have been deposited in trust with Benjamin Rubin, Esq., for the benefit of the Mega-C shareholders. This number represents eight of our shares for every outstanding Mega-C share.

       The shares in the Mega-C Shareholders Trust represent approximately 58% of our voting common stock and would ordinarily give the trustee complete control over any matters submitted for a stockholder vote. To avoid a situation where a single person will have absolute authority to make all stockholder decisions, the trust agreement requires the trustee to vote the trust shares proportionally with the votes actually cast by our other stockholders. While this requirement will allow the trustee to remain a passive investor, it will significantly increase the effective voting control held by our directors and officers. When the five director designees identified in our Rule 14f-1 Information Statement have accepted their positions as members of our board, our directors and officers will own 36,628,360 voting common shares, or approximately 43.3% of the total voting power held by stockholders other than the trustee. Therefore, our directors and officers will have the voting power to effectively control all corporate actions for the foreseeable future.

       Because of the complexity of the Mega-C litigation, we are unwilling to distribute our shares to any Mega-C shareholders until the ownership of Mega-C is settled and substantially all of the pending lawsuits are resolved. Therefore, the trustee will retain the shares on deposit in the Mega-C Shareholders Trust until:

o We have successfully completed preliminary beta testing of the E3Cell battery and made a decision to proceed with the second-stage commercial beta testing;

o All litigation that could materially change the ownership interests of the Mega-C shareholders has been resolved; and

o The trust shares have been registered under the Securities Act of 1933 and the Securities Act (Ontario).

       If any pending lawsuits result in the surrender or cancellation of Mega-C shares, the number of shares in the Mega-C Shareholders Trust will be proportionally reduced and the excess shares will be returned to our company for cancellation. If our preliminary beta testing activities are unsuccessful and we decide to abandon the E3Cell technology, all shares in the Mega-C Shareholders Trust will be returned to our company for cancellation. When the trustee can make a final determination respecting the number of Mega-C shares outstanding and the identity of the individuals who are entitled to receive the trust shares, we will register the trust shares under the Securities Act of 1933 and the Securities Act (Ontario) and the trustee will begin distributing our stock to the Mega-C shareholders.

       The trust agreement gives the trustee broad discretionary power to determine whether a Mega-C shareholder is entitled to receive an in-kind distribution of our shares. Mega-C shareholders who purchased their shares in arms-length transactions will ordinarily be entitled to receive an in-kind distribution of our shares. However the trustee is not authorized to distribute our shares to any Mega-C shareholder who cannot provide reasonable evidence that he purchased his Mega-C shares for money, property or services actually performed and reasonably valued. To the extent that trustee retains shares that would otherwise be allocated to Mega-C shareholders who cannot establish an arm's-length purchase, he will be required to sell those shares in open market transactions and distribute the sale proceeds to the disqualified Mega-C shareholders.

       We are unwilling to ever distribute shares of our stock to a Mega-C shareholder who has allegedly violated applicable securities laws. Therefore the trust agreement prohibits the distribution of our shares to any Mega-C shareholder who is held liable for securities law violations, or settles a threatened or pending lawsuit that is based on alleged securities law violations. To the extent that the trustee holds shares that would otherwise be distributable to Mega-C shareholders who have allegedly violated applicable securities laws, he will be required to donate those shares to charity unless the Mega-C shareholder in question negotiates an agreement that provides for a substantial reduction of his interest in the trust. Any Mega-C shareholder who enters into such an agreement will be treated in the same manner as a Mega-C shareholder who cannot establish an arm's-length purchase.

       All sales by the trustee will be effected in open market transactions or negotiated block sales with due regard for the interests of the trust beneficiaries and prevailing market conditions. The trustee will be required to distribute all available sales proceeds to the trust beneficiaries on a regular basis, but not less often than quarterly.

                              BUSINESS RISK FACTORS

       Investors considering acquiring shares of our common stock after the acquisition of Axion should consider carefully the following business risk factors. Any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently believe are immaterial, could harm our business, financial condition and operating results, and could result in the complete loss of any investment.

       We are an early stage company and therefore our business and prospects are difficult to evaluate.

       Tamboril did not engage in any substantive business activities during the five-years ended December 31, 2003. Axion is a newly organized company that commenced operations in the fourth quarter of 2003. We have no meaningful operating history that you can rely on in connection with your evaluation of our business and prospects. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties we expect to encounter include our ability to:

o Adapt and successfully execute our evolving and unpredictable business model;

o Maintain effective control over the cost of our research and development and beta testing activities;

o Develop cost effective manufacturing methods for our beta E3Cells and proposed products;

o Produce beta E3Cells in sufficient quantities to support our planned testing activities

o      Manage and adapt to rapidly changing and expanding operations;

o Implement and improve operational, financial and management systems and processes;

o      Respond effectively to competitive developments;

o      Raise the necessary capital to finance the growth of our business;

o      Attract, retain and motivate qualified personnel; and

o      Manage each of the other risks set forth below.

       Because of our lack of operating history and the early stage of our development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

       We may become involved in the Mega-C litigation.

       Axion was organized for the purpose of protecting the Mega-C shareholders' investments. There is no assurance that we will not become involved in one or more of the pending Mega-C legal disputes or that a lawsuit against us will not be instituted after the date of this report. If we become involved in litigation, there is no assurance that a court will agree that our structure provides a reasonable share of any future profits to all interested parties. If we are required to devote substantial resources to litigation, our technology development and other business activities may be adversely affected.

       We need to develop new manufacturing methods.

       We have never produced commercial quantities of nanoporous carbon electrodes for use in E3Cell batteries. Since the production of nanoporous carbon electrodes requires highly sophisticated physical and chemical processing methods to preserve and enhance existing nanostructures, there is no assurance we will ever be able to produce our nanoporous carbon electrodes in commercial quantities. We are currently devoting significant financial and other resources to engineering and manufacturing process development. There is no assurance that we will be able to develop cost-effective manufacturing methods for our nanoporous carbon electrodes or our proposed E3Cell batteries, or that we will be able to offer our proposed E3Cell batteries at competitive prices.

       We do not have a marketable product or any operating revenue.

       Our proposed E3Cell batteries only exist at the laboratory prototype stage. We have never sold any products or generated any operating revenues. We will not be in a position to sell products based on our E3Cell technology until we complete the development and testing activities described in this report. There can be no assurance that our development and testing activities will be successful or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially successful.

       We will need additional financing, almost immediately, to grow our business.

       Our ability to continue our research, development and testing will be dependent upon increasing our capital resources. We intend to seek additional capital almost immediately. We cannot assure you that additional capital will be available to us on favorable terms, or at all. If adequate financial resources are not available when required, we may be forced to curtail or scale back our proposed operations. If we raise additional capital by selling preferred stock, the purchasers may have rights, preferences or privileges that are senior to the rights of common stockholders. If we are unable to obtain substantial additional capital, our ability to continue our research and development and product testing activities will be materially and adversely affected.

       We do not have any manufacturing facilities

       Our research and development facility in Vaughan, Ontario can only accommodate limited production of E3Cells for alpha evaluation and preliminary beta testing purposes. Our Vaughan facility will not be able to produce E3Cells in sufficient quantities to meet the requirements of our second-stage beta testing program. There can be no assurance that we will have the necessary financial resources to build or acquire suitable manufacturing facilities when needed. Moreover, there can also be no assurances that we will be able to attract and retain qualified staff for any manufacturing facilities we acquire, or that we will be able to effectively manage our manufacturing operations.

       We do not have any vendor contracts.

       We do not have any long-term contracts with our suppliers. Instead we purchase off-the-shelf components from third parties and manufacture other components in house. Our suppliers are not obligated to sell components to us and they may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased components could fluctuate significantly due to circumstances beyond our control.

       We have limited marketing experience.

       Market acceptance of our proposed products will depend in part on our ability to convince sophisticated end users of the advantages offered by our proposed E3Cell batteries. Our management team has limited experience in marketing and we will need to either employ qualified marketing personnel or enter into appropriate marketing agreements with others. There can be no assurance that we will be able to effectively market our proposed products.

       We will be a small player in an intensely competitive market and may be unable to compete.

       The electrochemical battery industry is large, intensely competitive and resistant to technological change. If our product development efforts are successful, we will compete with numerous well-established companies that are much larger and have far greater financial, capital and other resources than we do. We may be unable to convince end users that our E3Cell technology is superior to lead-acid battery technology. Moreover, if our larger competitors introduce similar products, they will be better able to withstand price competition and finance their promotional programs. There is no assurance that we will be able to compete effectively.

       The growth we seek is rare and inherently problematic

       Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare. To the extent we are able to develop competitive products and grow our business, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a much larger work force. If we do not manage the growth of our business effectively, our revenues and profits could be materially and adversely affected.

       We will try to use our stock to finance acquisitions.

       As a key component of our growth strategy, we intend to acquire manufacturing facilities and other assets that we feel will enhance our revenue growth, operations and profitability. Whenever possible, we will try to use our stock as an acquisition currency in order to conserve our available cash resources for operational needs. Future acquisitions may give rise to substantial charges for the amortization of goodwill and other intangible assets that would materially and adversely affect our reported operating results. Any future acquisitions will involve numerous business and financial risks, including:

o Difficulties in integrating new operations, technologies, products and staff;

o      Diversion of management attention from other business concerns;

o      Cost and availability of acquisition financing; and

o      Potential loss of key employees.

       We will need to be able to successfully integrate any businesses we may acquire in the future, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

       Our interim chief financial officer is not a full-time employee.

       John L. Petersen has been an officer and director of our company since February 2003. While he has agreed to continue as a director of our company and as our interim chief financial officer pending the recruitment of a suitable successor, Mr. Petersen is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Although we intend to recruit and hire a full-time chief financial officer, we do not currently have a senior financial executive who devotes his or her full time and attention to our business.

       Because of factors unique to us, the market price of our common stock is likely to be volatile.

       Daily trading in our common stock has only recently commenced. Because of the manner in which we became a public company, the relatively few number of shares available for resale, the early stage of our business and numerous other factors, the trading price of our common stock is likely to experience significant fluctuations in the future. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new products by our suppliers or our competitors; changes in conditions or trends in the battery industry; changes in governmental regulation; or changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, all could affect future stock performance. Investors should not purchase our common stock if they are unable to absorb a complete loss of their investment.

       We will need to implement a substantial reverse split.

       We have 201,826,432 shares of common stock and 45,225,555 presently exercisable stock purchase rights outstanding at the date of this report. Since we intend to seek additional capital almost immediately and we want to qualify for a Nasdaq or Amex listing at the earliest possible date, we believe an immediate capital restructuring will be essential. While we will not be able to make final restructuring decisions until the market price of our shares in the over-the-counter market has stabilized, we believe a reverse-split on the order of 1 new share for every 10 to 15 outstanding shares will probably be required. A definitive reverse split proposal will be included in the proxy statement for our next stockholders meeting which is tentatively scheduled for early May.

       Our stock is subject to the "penny stock" rules which may make it a less attractive investment.

       Our common stock currently trades on the Pink Sheets. Although we intend to file an application to list our stock on the Nasdaq or Amex in the future, we will not meet the initial listing standards for either of these markets until we revise our capital structure and obtain substantial additional capital. Therefore, we cannot give you any assurance that a liquid trading market will exist at the time any investor desires to dispose of any shares of our common stock. In addition, our stock is subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. An accredited investor is generally defined as an investor with a net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale. Consequently, both the ability of a broker-dealer to sell our common stock and the ability of holders of our common stock to sell their securities in the secondary market may be adversely affected. The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is to sell the securities as a market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result of the additional suitability requirements and disclosure requirements imposed by the "penny stock" rules, an investor may find it more difficult to dispose of our common stock.

                           PLANNED BUSINESS OPERATIONS

Industry overview

       The battery industry manufactures devices that store electrical energy in chemical form for use on demand by an electrical apparatus. The products produced by manufacturers range from simple batteries that provide electricity at the flip of a switch to smart batteries that use sophisticated feedback mechanisms to control charging, discharging and other operating parameters. The battery industry is experiencing an extended period of rapid growth that is fueled in part by the following factors:

o Environmental concerns over transportation systems that rely on fossil fuels;

o      Economic concerns over the availability and cost of fossil fuels;

o The emergence of new technologies for communications, transportation and power generation; and

o      Rapid development and industrialization in less developed countries.

       Notwithstanding the rapid and sustained growth, the electrochemical battery industry faces a number of important technical challenges, including:

o Developing products that have improved power output to weight ratios, or power densities;

o      Developing products that have improved charge and discharge rates;

o Developing products that have longer life-cycles and can withstand repeated charging and discharging without a loss of performance;

o Developing products that make a greater proportion of the stored energy available for use; and

o Developing products that can be recycled using existing technologies and infrastructures.

       In response to these challenges, the electrochemical battery industry is developing and introducing new products based on technologies that are increasingly complex, sophisticated and expensive. We believe growth and technical change in the electrochemical battery industry will continue to accelerate for foreseeable future.

Overview of lead-acid battery technology

       The most common form of electrochemical battery is the lead-acid battery. Lead-acid batteries are essential components in a wide variety of consumer and industrial products including:

o      Automotive electrical systems;

o      Golf carts, wheelchairs, forklifts and other motive applications

o      UPS equipment for computers and sensitive electronics; and

o Power backup and conditioning systems for telecommunication and CATV equipment.

       Despite their prominence in the market, lead-acid batteries have a number of inherently undesirable and heretofore unavoidable weaknesses, including:

o Life-spans that are limited by internal chemical processes that begin to deteriorate rapidly after a predictable number of charge and discharge cycles;

o      Limitations on acceptable charge and discharge rates; and

o Limitations on the proportion of the stored energy that can be used without damaging the battery;

o Sensitivity to temperature extremes and other conditions in the operating environment.

       A conventional lead-acid battery contains two lead-based electrodes, one negative and one positive. The negative electrode is the primary life-limiting component. Over the life of a lead-acid battery, internal electrochemical processes result in progressive and irreversible deterioration of the negative electrode. When the acid electrolyte can no longer freely penetrate the pores of the electrode, the battery loses its capacity to accept and hold a charge. At that point, the only alternative is to replace the old battery with a new one.

       Lead-acid batteries deteriorate at different rates due to a variety of factors including the number of times the battery is charged and discharged; the rate of charge; the rate and depth of discharge; the ambient temperature; and other environmental conditions that effect internal electrochemistry. In demanding applications, lead-acid batteries typically have short useful lives.

       Despite the inherent weaknesses of lead-acid battery technology, the worldwide market for lead-acid batteries accounts for approximately $30 billion in annual sales. We believe that worldwide demand for lead-acid batteries will continue to expand rapidly for the foreseeable future. However, as noted in a recent report by Frost & Sullivan [2002] World Lead-acid Battery Markets:

       "The lack of technological developments and innovations in the total lead-acid battery market is one factor preventing significant growth rates ... Throughout 2001, a challenge that greatly impacted the lead-acid battery market was a lack of product originality and differentiation among product chemistries."

Overview of our E3Cell technology

       Our E3Cell is a nanotechnology enabled hybrid electrochemical storage battery. Reduced to basics, our E3Cell replaces the lead-based negative electrode in a conventional lead-acid battery with a nanoporous carbon electrode that eliminates the physical deterioration associated with lead-based negative electrodes and gives E3Cell batteries super-capacitive characteristics that make it possible to rapidly deliver large amounts of stored energy. Therefore, we believe our E3Cell technology is a revolutionary advance in the field of electrochemical energy storage. In rigorous testing, laboratory prototypes of our E3Cell have demonstrated a number of important competitive features and performance advantages that compare favorably with lead-acid batteries. The features and advantages include:

o E3Cells have cycle lives that are 4 to 5 times longer than lead-acid batteries;

o E3Cells have high coulombic efficiencies, which means that more of the accumulated charge is available for use during discharge cycles;

o E3Cells can withstand significantly faster sustained charge and discharge rates, which means that the stored energy is available more quickly;

o             E3Cells  eliminate  the  corrosion  problems   associated  with
              the  use  of  lead-based  negative electrodes;

o E3Cells are hermetically sealed to eliminate maintenance and improve safety;

o             E3Cell  technology  is  expected  to  be  largely   compatible
              with  existing   lead-acid  battery  manufacturing methods and
              production facilities; and

o E3Cells are expected to be recyclable using existing technology and infrastructure.

       For the past two-years, Dr. Brian Conway, an Emeritus Professor of Chemistry at the University of Ottawa and a recognized authority in the field battery and super-capacitor technology, has been actively involved in independent laboratory testing of our laboratory prototype E3Cells. In Dr. Conway's view:

       "The E3Cell is a highly original technology that should be classified as a new hybrid capacitor/battery device. As presently developed, the E3Cell has significant application to a variety of stationary power markets."

       If our planned beta testing and product development work is successful, we believe we can become a leading competitor in the global market for high-performance batteries.

Our E3Cell battery design

       The complete technical description of a storage battery based on our E3Cell technology is a "multi celled asymmetrical super-capacitive lead-acid-carbon hybrid battery." While our external battery design is not fundamentally different from the design of a traditional lead-acid battery, we use a radically different set of internal components. Where a lead-acid battery uses two lead-based electrodes in each cell, our E3Cell battery uses a lead-based electrode for the positive pole and a polarizable nanoporous carbon electrode for the negative pole. We have developed manufacturing techniques that should, when fully developed, allow us to manufacture our nanoporous carbon anodes at a cost that will compare favorably with the cost of traditional lead-based electrodes. There is no assurance, however, that we will be able to effectively move our manufacturing techniques from the laboratory bench to the factory floor.

       The key feature that differentiates our E3Cell battery from a traditional lead acid battery is our use of a highly permeable and nanoporous carbon electrode to replace the lead-based negative electrode. This eliminates the physical deterioration associated with lead-based negative electrodes and gives our E3Cell batteries super-capacitive characteristics that make it possible to rapidly deliver large amounts of stored energy. As a result, our E3Cell batteries are expected to perform better in high performance applications where rapid charge and discharge rates, and the ability to withstand a large number of charge and deep discharge cycles are critical requirements.

       In many respects, the design of our E3Cell battery will be similar to the design of conventional lead-acid batteries. Our E3Cells, each of which has a capacity of approximately 2.4 volts, will be arranged in a standard 6-cell configuration to make a 12-volt battery. In its final configuration, our E3Cell battery is expected to use similar casings, cathodes, separators, terminals, electrolytes and assembly techniques. Because of the parallels between our E3Cell batteries and conventional lead-acid batteries, our finished product is expected to look remarkably similar. While the internal components of our E3Cell batteries are different, the basic design similarities mean that our E3Cell batteries should be largely compatible with existing lead-acid battery production techniques and assembly processes. If our E3Cell technology is well received, we believe existing lead-acid battery manufacturers will be able to adapt existing production lines to our E3Cell technology for a fraction of the cost of a new facility.

Our product development and testing plan

       We have prepared a detailed product development and testing plan that will, if successfully implemented over the next two years, advance our E3Cell technology from the laboratory prototype stage to initial product rollout. Our basic research is complete and our E3Cell prototypes have demonstrated competitive features and performance advantages that we believe manufacturers of UPS equipment and industrial power backup systems will find highly desirable. If we can establish the value and utility of our E3Cell technology in a limited number of high-end industrial markets, we plan to increase our production capacity through acquisitions, joint ventures and licensing arrangements, and eventually enter the larger market segments including high-performance battery systems for hybrid automobiles and other high-value applications.

       The cornerstone of our product development and testing plan is our research and development facility in Vaughan, Ontario. This facility includes a small-lot E3Cell production line that allows us to integrate the work of our nanotechnology research staff with the practical issues faced by our materials science and manufacturing teams. We believe our Vaughan facility will shorten our product development cycles and improve the coordination between our laboratory scientists and our production engineers.

       The principal function of our Vaughan facility will be to insure that constructs, formulations and manufacturing methods that succeed in the laboratory are immediately tested under real world manufacturing conditions in statistically valid lots. We do not believe our Vaughan facility will generate an operating profit, but we do believe that the ability to combine scientific research and prototype manufacturing in a single facility will increase the probability that our future manufacturing facilities will be able to produce quality products at predictable and competitive prices.

       We have established a manufacturing advisory group to ensure that key expertise is leveraged from outside our company. The members of our manufacturing advisory group have a wide range of relevant experience in diverse industries including battery design and manufacturing, electrochemical research, semi-conductor assembly, equipment manufacturing and material science. Throughout the product development phase, we intend to engage a variety of third-party consultants on an as needed basis for testing and product performance validation.

       Alpha evaluation. We have designed an "alpha evaluation cell" that can be efficiently produced in our Vaughan facility. Over the next 3 months, we plan to fabricate a sufficient number of evaluation cells to support our planned alpha evaluation program. The components for these alpha evaluation cells have already been fabricated by our scientists and will be assembled into complete evaluation cells by our engineering and manufacturing teams, Initially, we will focus on producing individual evaluation cells, but as alpha evaluation program progresses we plan to fabricate increasingly complex multi-cell batteries. We will use these alpha cells internally to determine whether our proposed battery design will consistently meet our performance standards.

       We plan to cooperate with a single major manufacturer of UPS equipment during the alpha evaluation stage. Our proposed industry partner is a worldwide leader in the UPS equipment market that generates approximately $1 billion in annual sales. While certain details of the proposed relationship remain unresolved at the date of this report, we believe a testing partnership with a major UPS equipment manufacturer will give us the advantage of their significant technical expertise and field support while giving them an opportunity to participate in the early development of a promising battery technology. If our alpha evaluation program is successful, we believe several other leaders in the electrical power industry will participate as evaluation partners during the beta testing stage.

       During the alpha evaluation stage, we will work closely with our testing partner to develop detailed technical specifications for the more advanced "beta evaluation batteries" that will be used in our planned field tests. We will also finalize the design of our beta evaluation batteries and begin fabricating the necessary components. There is no assurance that our alpha evaluation will be successful or that our company will ever be able to proceed to the beta evaluation stage.

       Beta testing. If our alpha evaluation yields favorable results, we intend to implement a two-stage beta testing program that we believe will require up to 18 months. We believe our preliminary beta testing will require between three and six months to complete and include the following tasks:

o      Manufacture preliminary beta evaluation batteries;

o Conduct extensive internal performance testing and establish quality control standards;

o Deliver prototype beta evaluation batteries to our testing partners for preliminary assessment, evaluation and testing in pplication specific environments; and

o Design a standardized E3Cell battery for use in our second stage beta testing.

       There is no assurance that our preliminary beta testing will be successful or that we will ever be in a position to proceed to our second-stage beta testing. If our preliminary beta testing yields favorable results, we believe our second-stage beta testing will require an additional 12 months and include the following additional tasks:

o Develop manufacturing and assembly processes and distribution systems for our standardized E3Cell battery;

o Plan, design, build and test a dedicated facility for pilot production and experimental manufacturing of our standardized E3Cell batteries in small commercial lots;

o Expand the beta evaluation process to additional testing partners in a variety of market segments for the purpose of developing a customer base for a commercial product rollout; and

o Develop a strategy for the production and commercial rollout of our proposed E3Cell batteries.

       Anticipated testing costs. We believe our alpha evaluation and preliminary beta testing can be conducted using our existing facilities and resources. The budgeted cost of our alpha evaluation is approximately $1.5 million and the anticipated cost of our preliminary beta testing is approximately $2.5 million. Our second stage beta testing activities will be considerably more expensive and require an investment of approximately $10 million. We do not presently have sufficient financial resources to pay the anticipated costs of our planned alpha evaluation and beta testing programs. We believe, however, that financing opportunities will become available as our alpha evaluation and beta testing progress, particularly if the intermediate results we obtain are favorable.

       Commercial rollout. We do not have a well-defined strategy for the commercial rollout and production of our proposed E3Cell batteries. We may decide to build our own production facilities and develop our own distribution capacities, or we may decide to enter into partnerships, joint ventures and other arrangements with existing battery manufacturers who have excess production and distribution capabilities. There is no assurance that we will be able to establish the necessary manufacturing facilities when needed, or effectively manage the manufacturing, marketing and distribution of a new class of battery product.

Our growth strategy

       Our strategy is to establish a foundation for products based on our E3Cell technology in a limited number of high-value market segments where performance is a primary consideration and cost is secondary. We have chosen three market segments where we believe the E3Cell has key features that will be readily recognized and rapidly accepted. These market segments are:

o      UPS equipment for computers and sensitive electronics;

o Power backup and conditioning systems for telecommunication and CATV equipment;

o Temporary storage systems for photovoltaic and wind energy generators that could derive substantial additional revenue from cost effective battery storage.

       By focusing on these high-value industrial markets we believe we will be able to efficiently deploy a small and sophisticated marketing team that can concentrate on the needs of the relatively small number of manufacturers who compete in these large specialty markets. We believe this strategy is likely to:

o Provide sufficient revenue to make our company self-sustaining at an early stage;

o Provide a credible track record for larger and more conservative market segments that are not likely to rapidly adopt an emerging technology;

o Provide a level of insulation from the superior marketing, financial and production resources of our better-established competitors; and

o Provide multiple opportunities for high-level networking among sophisticated users.

       If we are able to establish a credible market presence in our initial target markets, we then hope to use this foundation as a stepping-stone into successively larger market segments.

       We do not view the E3Cell as a replacement for standard automobile batteries because all of the accessories in automotive electrical systems are tuned to a relatively narrow voltage range. However it appears that E3Cell batteries may offer a number of competitive features that would be attractive in battery systems for hybrid automobiles that:

o      Require ultra-fast charge and discharge capacities;

o Can withstand a large number of charge and discharge cycles without internal damage; and

o Can provide capacitor like response to peak power demands during rapid acceleration.

There are no uniform industry standards for battery systems in hybrid automobiles and it is impossible to predict whether our E3Cell batteries will be able to compete effectively with existing technologies or new technologies that are being developed by others. There is also no assurance that the market for hybrid automobiles will enjoy the growth rates that are presently anticipated by automobile manufacturers.

       A second potential market that may develop in the future is power grid buffering systems; which are little more than extremely large and highly complex UPS systems. Since currently available power storage technologies are prohibitively expensive, the public power grid is largely unprotected and susceptible to frequent overstress and periodic failures. Based on preliminary investigations, we believe the products we intend to develop for the UPS market may also have potential in grid buffering. There can be no assurance, however, that we will ever develop a battery system that is suitable for use in grid buffering or that the electric power industry will be willing to incur the substantial costs associated with the installation and maintenance of a grid buffering system.

Patents and intellectual property

       In connection with the Axion transaction, C&T contributed all of the patents, patent applications, trade secrets, know-how and other intellectual property associated with the E3Cell technology to our company. We have no duty to pay any royalties or license fees with respect to the future commercialization of the E3Cell technology and we are not subject to any field of use restrictions. We believe the C&T patents and patent applications, along with our trade secrets, know how and other intellectual property will be critical to our success.

       We include appropriate non-competition and confidentiality provisions in all agreements with our employees, customers, vendors and others in order to strengthen our intellectual property claims. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection afforded to intellectual property rights are constantly evolving. The laws of many countries do not protect intellectual property to the same extent as the laws of the U.S. and Canada.

       We believe the E3Cell technology does not infringe outstanding patent rights held by others. Nevertheless, there may be patents issued or pending that are held by others and cover significant parts of the E3Cell technology or our proposed products. For example, we are aware that a number of patents have been issued that relate to the use of carbon nanopore electrodes and it may be argued that one or more of those patents are sufficiently broad to preclude our intended use. Disputes over rights to these technologies are likely to arise in the future. We cannot be certain that our products do not or will not infringe valid patents other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business.

       We may license technology from third parties. Our proposed products are still in the development stage and we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated.

       In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce his rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Staff and facilities

       Our company has a total of nine full-time employees including a six-member engineering team and a three-member management and business development team. C&T provides an additional 22 full time employees for our company under the terms of a project management agreement. The employees provided by C&T include a ten-member scientific team that includes six employees with PhDs or other advanced degrees, a nine-member support team who are primarily involved in scientific support and manufacturing activities and a three-member project and facilities management team.

       Over the next twelve months, we plan to hire five to ten additional employees for our production engineering and manufacturing teams. We are not subject to any collective bargaining agreements and believe our relations with our employees are good.

       All of our employees work at our research and development center located at 100 Caster Avenue in Vaughan, a suburb of Toronto. We rent this facility under a commercial lease that provides for a minimum term of 36 months and a monthly rental of $5,000. Our research and development center includes approximately 14,000 square feet of floor space, including 5,000 square feet of management, administrative and engineering offices, 5,000 square feet of manufacturing facilities and 4,000 square feet of research laboratories.

       We presently conduct all of our manufacturing functions at our research and development center in Vaughan, and we have the capacity necessary for the small scale manufacturing of the evaluation batteries that will be used in our alpha evaluation and preliminary beta testing. We believe our existing manufacturing facilities will be suitable for our anticipated needs until we complete our preliminary beta testing program. When we are ready to commence second-stage beta testing, we will need to acquire or build a dedicated manufacturing facility for standardized E3Cell batteries. We believe that suitable facilities are and will continue to be available within a reasonable distance from our Vaughan research and development center. There is no assurance that we will have adequate financial resources to pay the costs of acquiring such a facility.

Production and Supply

        Since our present management has limited experience in manufacturing, we will need to either employ qualified personnel to establish manufacturing facilities or enter into appropriate manufacturing agreements with others. There is no assurance that we will be successful in attracting experienced personnel or financing the cost of establishing additional manufacturing facilities, if required. Accordingly, there is no assurance that we will ever be capable of producing a quality product for sale at competitive prices. Since our company currently has no long-term manufacturing plans, there can be no assurance that we will be able to successfully manufacture our products.

       The only component of our E3Cell batteries that we presently manufacture in-house is our proprietary nanoporous carbon electrode. For all other components, we either order "off-the-shelf" items from established manufacturers, or have the necessary components manufactured according to specifications and designs established by us. To date, we have encountered no difficulty in obtaining necessary parts or components. We are not dependent upon any single supplier. Although there are alternate sources of supply for substantially all of the components that will be included in our E3Cell batteries, we will depend on outside suppliers for substantially all of our raw materials and component parts. Therefore, there can be no assurance that our current or alternative sources will be able to meet all of our future demands on a timely basis. Unavailability of parts or components used in the manufacture of our products could require us to reengineer our products to accommodate available substitutions, which could increase our costs or have an adverse effect on manufacturing schedules, product performance and market acceptance.

                         LIQUIDITY AND CAPITAL RESOURCES

       Our revenue and income potential is unproven and our limited operating history makes it difficult to evaluate our prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and management of growth. To address these risks, we must, among other things, implement and successfully execute our product testing strategy, develop and enhance our relationships with manufacturers of UPS equipment and industrial power backup systems, attract, retain and motivate qualified personnel and establish facilities for the commercial production of our proposed products. We cannot assure you that we will be successful in addressing such risks, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

       Axion's former stockholders and noteholders contributed $1,500,000 in operating capital during the year ended December 31, 2003. In connection with the creation of the Mega-C Shareholders Trust, we recorded $1,061,303 of imputed technology acquisition costs as a capital asset. After giving effect to $519,767 in fourth quarter operating losses attributable to the operations of Axion, we had net stockholders equity of $1,994,596 and net working capital of $540,026 at December 31, 2003. During the first two weeks of January 2004:

o Certain founders and noteholders of Axion transferred their rights to 979,999 Axion shares and $50,000 in convertible notes to us in exchange for 8,639,992 shares of common stock

o C and T Co. Incorporated ("C&T"), the original developer of the E3Cell technology, bought 20 million shares of our outstanding common stock from two of our principal stockholders for $200,000 and then distributed those shares to its stockholders;

o C&T transferred all of its right, title and interest in the E3Cell technology to our company in exchange for 25,000,000 capital warrants and then distributed those warrants to its stockholders;

o An affiliate of C&T purchased 3,733,336 shares of common stock and 3,733,336 investor warrants for $400,000;

o An unaffiliated investor purchased 2,000,000 shares of common stock and 2,000,000 investor warrants for $250,000;

o We issued 2,880,000 additional shares of common stock to an irrevocable trust for the benefit of the stockholders of Mega-C Power Corporation;

o We adopted an incentive stock plan for our employees that will, subject to formal stockholder approval, permit us to issue options and other stock incentives for up to 15,000,000 shares of common stock; and

o We granted a two-year option to purchase 3,027,397 shares of common stock to our securities counsel and interim chief financial officer as partial compensation for post closing services.

       Our operating expenses are expected to average approximately $200,000 per month until we complete our beta testing activities. We anticipate that our operating expenses will increase substantially in future periods as we complete beta testing, begin to develop new production facilities, expand our marketing capabilities and fulfill our obligations as a reporting company under the Exchange Act. Our limited operating history makes it difficult for us to predict future operating results and, accordingly, there can be no assurance that we will achieve or sustain revenue growth or profitability.

       We believe our available financial resources will be adequate to provide for our cash requirement for a period of three to six months from the date of this report. However, we will need additional capital to pay our operating expenses and finance our planned expansion. Therefore, we intend to seek additional capital almost immediately to finance our ongoing our product development and testing activities.

       We believe we will need at least $10 million in additional capital when we complete our preliminary beta testing and prepare to commence commercial beta testing of our proposed products, however, long-term capital requirements are difficult to plan for companies that are developing revolutionary products. We currently expect that we will need capital to pay our ongoing operating costs, fund additions to our infrastructure, pay for the expansion of our sales and marketing activities and finance the acquisition of complementary assets, technologies and businesses. We intend to pursue additional financing as opportunities arise.

       Our ability to obtain additional financing in the future will be subject to a variety of uncertainties. The inability to raise additional funds on terms favorable to us, or at all, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional capital when required, we will be forced to scale back our planned expenditures, which would adversely affect our growth prospects.

       Our authorized capital includes 400,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our board of directors has the authority to issue all or any part of our authorized and unissued capital stock to raise additional capital or finance acquisitions. The board also has the authority to fix the rights, privileges and preferences of the holders of preferred stock, which may be superior to the rights of holders of our common stock. It is likely that we will seek additional equity capital and attempt to acquire other companies or operating assets in the future as we develop our business and implement our growth strategy. Any future issuance of common or preferred stock will dilute the percentage ownership interest of our current shareholders and may dilute the book value per share of our outstanding common stock.

       As a result of our limited operating history, our operating plan and our growth strategy are unproven. We cannot be certain that our operating plan and our growth strategy will be successful or that we will be able to compete effectively, achieve market acceptance for our products or otherwise address the risks associated with our existing and proposed business activities.

                       MANAGEMENT, EXECUTIVE COMPENSATION
                            AND CERTAIN TRANSACTIONS

       Our Information Statement Pursuant to Section 14(f) of the Securities and Exchange Act of 1934 and Rule 14f-1 thereunder contains detailed information on:

o The identity, qualifications and experience of our officers and directors;

o      The size, structure and past activities of our board of directors;

o      The indemnification of our officers and directors in certain cases;

o The compensation we paid to our executive officers during the last three years; and

o Certain past and contemplated relationships where the officers, directors and principal stockholders of our company have engaged or intend to engage in transactions with our company.

       You should read our Information Statement in its entirety.

                            DESCRIPTION OF SECURITIES

General

       We are authorized to issue 400,000,000 shares common stock and 100,000,000 shares of preferred stock. Within these limits, our board of directors has the power at any time and without stockholder approval to issue shares of our common or preferred stock for cash, to acquire property or for any other purpose that the board believes is in the best interests of our company. Any decision to issue additional shares of common or preferred stock will reduce the percentage of our stockholders' equity that is held by our current stockholders and could dilute our net tangible book value.

       A total of 201,826,432 shares of common stock and 45,225,555 presently exercisable stock purchase rights are issued and outstanding on the date of this report. No shares of preferred stock are currently outstanding.

Common stock

       Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred stock

       Our certificate of incorporation authorizes the issuance of 100,000,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors' duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. We do not intend to issue preferred stock to effect a business combination.

Investor warrants

       We have issued a total of 13,466,696 investor warrants. The investor warrants are valid for one-year. A total of 10,666,696 investor warrants will be exercisable at a price $.125 per share until June 30, 2004, and then $.1875 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004.

Capital warrants

       We issued 25,000,000 capital warrants in connection with the acquisition of the E3Cell technology from C&T. We also issued 3,731,462 capital warrants in connection with the settlement of $484,123 in accrued compensation and other related party debt that we owed to Ms. Fonner and Mr. Petersen. The capital warrants are valid for two-years and exercisable at a price of $.125 per share.

Dividend policy

       We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not subscribe to purchase our shares if you require current income from your investments.

Transfer Agent

       The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

                           CAPITAL RESTRUCTURING PLANS

       We have 201,826,432 shares of common stock and 45,225,555 presently exercisable warrants and options outstanding. Since we intend to seek additional capital almost immediately and we want to qualify for a Nasdaq or Amex listing at the earliest possible date, we believe an immediate capital restructuring will be essential. While we will not be able to make final restructuring decisions until the market price of our shares in the over-the-counter market has stabilized, we believe a reverse-split on the order of 1 new share for every 10 to 15 outstanding shares will probably be required to achieve a market price that meets applicable initial listing standards.

       Based on a recent analysis of our stockholder list, we believe a conventional reverse split would leave our company with fewer than 50 "round lot" stockholders (i.e. persons who own more than 100 shares) and more than 320 "odd lot" stockholders (i.e. persons who hold less than 100 shares). We believe such a high percentage of odd lot holders would be very undesirable because:

o Odd lot holders are not counted as "stockholders" for Nasdaq or Amex listing purposes;

o      Odd lot holders are frequently unable to sell shares on reasonable terms;
       and

o Odd lot holders can significantly increase stockholder communication costs.

       To avoid these issues, we plan to implement a three-step capital restructuring instead of a conventional reverse split. As the first step in our planned restructuring, we will amend our Certificate of Incorporation to affect a reverse split in the ratio of 1 share for every 1,000 to 1,500 shares presently outstanding. We will not purchase fractional shares for cash or issue scrip to the holders of fractional shares. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next highest whole number. Upon completion of the first step, every record stockholder will own at least one whole share.

       As the second step in our planned restructuring, we will amend our Certificate of Incorporation to affect a 100 for 1 forward split of the shares outstanding upon completion of the reverse split. Upon completion of the second step, every record stockholder will own at least one round trading lot of one hundred shares of New Common.

     As the final step in our planned restructuring, we will reduce our authorized capital to 75,000,000 shares of common stock and 7,500,000 shares of blank check preferred stock. The following table illustrates the anticipated impact on our record stockholders of a 1 share for 10 reverse split using our three-step restructuring process.

                                                    Before Reverse Split                  After Reverse Split
      Stockholder Class                           Ownership     Percentage              Ownership    Percentage

Mega-C Stockholders' Trust                       117,239,736       58.09%              11,724,000       58.01%
Other Axion Shareholders                          74,586.696       36.96%               7,458,700       36.91%
Tamboril Stockholders                             10,000,000        4.95%              1,027,700         5.09%
                                                 ----------        ------             ----------        ------
     Totals                                      201,826,432      100.00%              20,210,400      100.00%
                                                 ===========      =======              ==========      =======


       Our major stockholders will suffer a slight dilution of their total ownership percentage as a result of the three-step restructuring process described above. Nevertheless, we believe that the advantages of increasing the number of "round lot" stockholders while eliminating the odd lot stockholder problem justifies the small disproportionate benefit to be derived by our small stockholders.

Impact of our planned restructuring on certain beneficial owners

       Registered owners of our common stock will not suffer a material dilution of their economic interests or voting power in connection with the implementation of our planned restructuring. Nevertheless, beneficial owners who hold shares in a brokerage or other nominee account will not receive the same treatment as record owners who hold their shares in registered form. Under Delaware law, all beneficial owners who hold our shares in a "street name" account will be aggregated and treated as a single stockholder for purposes of the restructuring calculations. Accordingly, beneficial owners who have fewer than 1,000 shares will become odd-lot stockholders.

       The Depository Trust Company holds approximately 3,090,000 shares of our common stock in street name for the benefit of persons who have purchased our shares through brokerage firms and other nominees. At the date of this Report, we have no reliable information on the number of beneficial owners or the distribution of street name shares held by nominees among the various beneficial owners.

  IN ORDER TO MAXIMIZE THE POTENTIAL BENEFIT OF OUR PLANNED RESTRUCTURING,
      WE ENCOURAGE BENEFICIAL OWNERS WHO HOLD OUR SHARES IN BROKERAGE
       ACCOUNTS TO PROMPTLY REQUEST PHYSICAL DELIVERY OF THEIR SHARES.

ITEM 3.
BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.
OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable.

ITEM 6.
RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7.
FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

       As permitted by Item 7(a)(4) of Form 8-K, audited consolidated financial statements of Tamboril Cigar Company and Axion Power Corporation as of December 31, 2003 and for the year ended December 31, 2003 will be filed within 60 days after the date of this report. Unaudited consolidated financial statements of Tamboril Cigar Company and Axion Power Corporation as of December 31, 2003 and for the year ended December 31, 2003 are included in this report.

(b)    Pro forma financial information.

       Axion Power Corporation was incorporated in September 2003 and did not engage in any substantive business activities until the fourth quarter of 2003. Accordingly there are no historical financial statements of Axion that can be used in the preparation of the pro forma financial information required by Item 7(b) of Form 8-K. All of the information that would have been provided by such pro forma financial statements will be included in the audited consolidated financial statements of Tamboril Cigar Company and its subsidiary Axion Power Corporation that will be filed within 60 days after the date of this report.

(c)    Exhibits.



      2.1     Amended Plan of  Reorganization  for Debtors  Under  Chapter 11 of
              the United States Bankruptcy Code                                                                    +

      2.2     Purchase  and  Sale  Agreement  dated  January  23,  2003  between
              Ashley Bolt & Co. Limited, Sally A. Fonner and John L. Petersen                                     ++

      2.3     Reorganization   Agreement   (without  exhibits)  between  Tamboril  Cigar
              Company,  Axion Power Corporation and certain  stockholders of Axion Power
              Corporation dated December 31, 2003

      2.4     First  Addendum to the  Reorganization  Agreement  between  Tamboril Cigar
              Company,  Axion Power Corporation and certain  stockholders of Axion Power
              Corporation dated January 9, 2004

      3.1     Amended and  Restated  Certificate  of  Incorporation  of Tamboril
              Cigar Company dated February 13, 2001                                                               +++


      3.2     Amended By-laws of Tamboril Cigar Company                                                          ++++

      4.1     Trust  Agreement  for the  Benefit of the  Shareholders  of Mega-C
              Power Corporation dated December 31, 2003

     10.1     Development and License Agreement between Axion Power Corporation and
              C and T Co. Incorporated dated November 15, 2003

     10.2     Letter Amendment to Development and License  Agreement between Axion Power
              Corporation and C and T Co. Incorporated dated November 17, 2003

     10.3     Letter Amendment to Development and License  Agreement between Axion Power
              Corporation and C and T Co. Incorporated dated January 9, 2004

     10.4     Purchase and sale agreement  among John L.  Petersen,  Sally A. Fonner and
              C and T Co. Incorporated dated January 9, 2004

+      Incorporated by reference from our Current Report on Form 8-K dated December 22, 2000.
++     Incorporated  by reference to the Schedule 13D filed by Ms. Fonner and Mr.  Petersen on January 23,
2003.
+++ Incorporated by reference from our Current Report on Form 8-K dated February
5, 2003. ++++ Incorporated by reference from our Form 10-SB Registration
Statement dated May 15, 1997.

ITEM 8.
CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9.
REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.
AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.
TEMPORARY  SUSPENSION OF TRADING  UNDER  REGISTRANT'S  EMPLOYEE  BENEFIT
PLANS

Not applicable.


ITEM 12.
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, Tamboril Cigar Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAMBORIL CIGAR COMPANY
January 15, 2004


By:                     /s/
   -----------------------------------------
       Kirk Tierney, President


By:                     /s/
   -----------------------------------------
       John L. Petersen, Chief Financial Officer

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2003 AND 2002

                                  ASSETS
                                                                                     2003              2002

                                                                                 (Unaudited)         (Audited)
Current assets
 Cash and cash equivalents                                                        $  610,026         $  67,166
 Prepaid expenses and sundry deposits                                                100,000                 -
                                                                                     -------                 -
 Total current assets                                                                710,026            67,166

 Amounts paid under installment subscription agreement (Note 7)                      393,267                 -
 Investment in proprietary technology, at cost                                     1,061,303                 -
                                                                                   ---------                 -

  Total assets                                                                   $ 2,164,596         $  67,166
                                                                                 ------------        ---------


            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

 Accounts payable and accrued liabilities                                         $  120,000          $      -
 Note payable - related parties                                                            -           206,123
 Convertible note payable, without interest (Note 8)                                  50,000                 -
                                                                                      ------           --------
  Total current liabilities                                                          170,000           206,123
                                                                                    ----------         -------

Stockholders' equity (deficiency)
  Capital stock (Note 9)
 Common Stock, $.0001 par value, 400,000,000 shares authorized, 13,356,632 shares outstanding at December 31, 2002 and
 186,573,104 shares outstanding at December 31, 2003                                  15,657             1,336
 Preferred Stock, 100,000,000 shares authorized, 33,227 shares of Series B 8%
 Convertible Preferred outstanding at December 31, 2002 and
 no shares outstanding at December 31, 2003 (Note 10)                                      -                 3
  8% Convertible debentures (Note 10)
                                                                                           -           200,000
 Additional paid-in capital                                                        2,498,706         6,282,234
 Deficit                                                                            (519,767)       (6,622,530)
                                                                                    ---------      -----------
  Total stockholders' equity (deficiency)                                          1,994,596         (138,957)
                                                                                   ---------         ---------


  Total liabilities and stockholders' equity (deficiency)                        $ 2,164,596         $  67,166
                                                                                  ------------       ---------









     The accompanying footnotes are an integral part of these financial statements.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                2003                2002
                                             (Unaudited)         (Audited)


Operating revenue                             $    -               $    -
                                              ---------            ------

Operating expenses
    General and administrative                   68,781             53,830
    Officers' and directors' fees               165,000
     Legal and professional fees                268,000
    Research and development                    363,149
                                                -------              ------
     Total operating expenses                   864,930             53,830
                                               -----------       ----------

Loss from operations                          (864,930)            (53,830)

      Interest and other income                                        635
                                            ------------         -----------

Comprehensive net income (loss)             $ (864,930)          $  (53,195)
                                            -----------          -----------

Basic loss per common share                 $   (0.02)           $   (0.00)
                                            ----------            ----------

Weighted average number of shares used
in computing loss per common share:          47,625,878           13,356,632
                                             ----------           ----------

    The accompanying footnotes are an integral part of these financial statements.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003


                                                                                                                          Total
                                                                   Series B Convertible    Additional                 Stockholders'
                                              Common Stock            Preferred Stock        Paid-in                     Equity
                                            Shares       Amount     Shares       Amount      Capital      Deficit     (Deficiency)

Balance, December 31, 2001                   13,356,632    $1,336       33,227        $  3   $6,282,233  $(6,569,336)    $ (285,763)

Net loss                                              -         -            -           -            -      (53,195)       (53,195)
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------

Balance, December 31, 2002                   13,356,632     1,336       33,227           3    6,282,233   (6,622,530)      (338,957)

Preferred stock conversion                   33,277,000     3,323     (33,277)         (3)      (3,320)             -              -
Debenture conversion                          4,000,000       400            -           -      199,600             -        200,000
Common stock cancellation                  (20,583,640)   (2,058)            -           -        2,058             -              -
Settlement of amounts due to
   related parties                                    -         -            -           -      484,123             -        484,123
Reallocation of par value of Tamboril                 -   (3,000)            -           -            -         3,000              -
Application of additional
   paid-in capital against deficit                    -         -            -           -  (6,964,693)     6,964,693              -
RTO stock issuances (Note 11)                42,213,368     4,221            -           -    1,448,839             -      1,453,060
Mega-C Trust stock issuance (Note 11)       114,359,736    11,436            -           -    1,049,867             -      1,061,303
Net loss                                              -         -            -           -            -     (864,930)      (864,930)

                                     ----------------------------------------------------------------------------------------------
Balance, December 31, 2003                  186,573,104   $15,657            -        $  -   $2,498,706    $(519,767)    $ 1,994,599
                                     ==============================================================================================





       The accompanying footnotes are an integral part of these financial statements.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002




                                                                                 2003              2002
                                                                             (Unaudited)         (Audited)
Cash flows from operating activities:


    Comprehensive net loss                                                       $ (864,930)       $  (53,195)
    Adjustments to reconcile comprehensive net
    loss to net cash used in operating activities:
        Increase in prepaid expenses and sundry deposits                           (100,000)                 -
        Increase in accounts payable, related parties                               398,000                  -
                                                                                    -------                  -
Net cash used in operating activities                                              (566,930)          (53,195)
                                                                                    --------           --------

Cash flows used in investing activity:
       Installment made under share subscription agreement                         (393,267)                 -
                                                                                   ---------                 -
Net cash used in investing activities                                              (393,267)                 -
                                                                                   ---------                 -

Cash flows from financing activities:
    Advances from related party                                                           -            58,972
    Convertible note payable                                                          50,000                 -
    RTO stock issuances                                                            1,453,057                 -
                                                                                   ---------                 -
Net cash provided by (used in) financing activities                                1,503,057           58,972
                                                                                   ---------            ------

Increase in cash and cash equivalents                                               542,860            5,777
Cash and cash equivalents, beginning of year                                         67,166            61,388
                                                                                 ----------            ------
Cash and cash equivalents, end of year                                           $  610,026         $  67,166
                                                                          -      -----------        ---------



     The accompanying footnotes are an integral part of these financial statements.


TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


Note 1. - Description of Business

Tamboril Cigar Company ("Tamboril" or the "Company") was formerly a manufacturer and distributor of handmade cigars. The Company ceased its manufacturing operations in 1999.

On December 31, 2003, as reported in Note 11 of these consolidated financial statements, the Company participated in a reverse take-over transaction ("RTO") as the legal parent. The legal subsidiary, Axion Power Corporation ("Axion"), is a Canadian company that is developing and preparing to commence beta testing of a new class of energy storage device, using proprietary battery technology.

Note 2. - Ability to Continue as a Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the years ended December 31, 2003 and 2002, the Company did not recognize any revenue from business operations and was essentially inactive.

On December 31, 2003, as reported in Note 11, the Company acquired Axion Power Corporation in a transaction that was structured as a reverse takeover. The legal subsidiary, Axion, is in the process of developing and testing certain proprietary battery technology needed to develop a new class of energy storage device, and as such should be considered to be a development stage enterprise. In addition to utilizing existing financial resources, Management intends to raise additional equity and/or debt capital to finance future operations. There is no assurance that sufficient new equity and/or debt financing will be obtained by the Company for future operations. Any shortfall may (or may not) be supplemented by loans from management or the proceeds of future financing transactions.

The foregoing conditions raise doubt about the Company's ability to continue as a going concern. These consolidated financial statements exclude adjustments, which might otherwise be necessary if the Company were unable to continue as a going concern, related to the recoverability and classification of recorded assets or the amounts and classification of liabilities.

Note 3. - Basis of Consolidation

The consolidated financial statements for December 31, 2003 include the accounts of Tamboril for the year then ended and the accounts of its subsidiary, Axion, for the period from September 18, 2003 (the date of Axion's incorporation) to December 31, 2003. As a result of the RTO, Tamboril is deemed to be the continuation of Axion. As a result, these consolidated financial statements for 2003 present the combined operations of Tamboril and Axion for the period. Intercompany transactions and balances have been eliminated.

Comparative figures for December 31, 2002 include only the accounts of Tamboril for the year then ended, as Axion had not been incorporated as at that date.

Note 4. - Plan of Operations

On December 31, 2003, as reported in Note 10, the Company participated in an RTO as the legal parent. Management intends continue the development and testing of the proprietary battery technology needed to develop a new class of energy storage device.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


Note 5. - Significant Accounting Policies

a) Fiscal year

The Company's fiscal year ends annually on December 31.

b) Cash and cash equivalents

Cash and cash equivalents represents cash and other demand deposits. At December 31, 2003 and 2002, the Company had no cash equivalents.

c) Loss per share

The Company computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding.

Diluted loss per share has not been presented on the basis that the exercise of any outstanding warrants and options would be anti-dilutive.

d) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities (if any) as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which such adjustments become known.

Note 6. - Related party obligations

At December 31, 2001, Tamboril's financial statements reported cumulative cash advances from related parties of $147,152. During the year ended December 31, 2002, Tamboril's principal stockholders made additional cash advances in the amount of $58,972. These advances are non-interest bearing and have no fixed maturity date, and were used to pay certain operating costs.

During the year ended December 31, 2003, Tamboril incurred administrative fees in the amount of $55,000, officers' and directors' fees in the amount of $165,000, and legal fees in the amount of $110,000. The aggregate of these fees, being the amount of $330,000, is payable to related parties. During the year ended December 31, 2003, the amount of $52,000 was paid in cash to related parties. As at December 31, 2003, the remaining balance in the amount of $278,000 was eliminated as part of the RTO transactions, whereby the related party creditors (the former controlling shareholders of Tamboril) agreed to accept 3,731,462 capital warrants in exchange thereof. Each capital warrant can be exercised to purchase one share of Tamboril common stock at a price of $0.125 per share for a period of two-years.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


Note 7. - Amounts paid under installment subscription agreement

On November 17, 2003, Axion entered into an installment share subscription agreement to purchase 100% of the issued and outstanding stock of C & T Co. Inc. ("C&T") for an aggregate consideration of $1,794,000.

As at December 31, 2003, Axion was committed to pay:

a) $400,000 in equal monthly payments of $100,000 due on the first day of each month, commencing on January 1, 2004, and
b) the amount of $1,000,000 within 15 days the completion of successful beta testing.

Under the agreement, Axion is not entitled to any of the legal, equitable or other rights and obligations of a C&T shareholder, until the purchase price has been paid in full and the C&T shares have actually been issued.

Note 8. - Convertible note payable

The note payable is convertible at the option of the security-holder into 800,000 shares of Tamboril common stock.

Note 9. - Capital Stock

The Company's Certificate of Incorporation authorizes the issuance of 400,000,000 shares of $.0001 par value common stock and 100,000,000 shares of $.0001 par value preferred stock.

The Board of Directors may issue any or all of the authorized but unissued common stock and preferred stock without stockholder approval. The preferred stock may be issued with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company's common stock.

Note 10. - Series B Preferred Stock and 8% Convertible Debentures

On September 22, 1997, the Company sold $200,000 of 8% Convertible Debentures and 56,000 shares of $50 stated value Series B 8% Convertible Preferred Stock to three related purchasers for $3,000,000. Between February and August of 1998, the holders converted 22,773 shares of Preferred Stock into 7,452,738 shares of Common Stock.

On January 29, 2003, the holders of the Debentures and Preferred Stock exercised their conversion rights and converted all of the Debentures and Preferred Stock into shares of Common Stock. A total of 33,227,000 shares of Common Stock were issued upon conversion of the Preferred Stock and a total of 4,000,000 shares of Common Stock were issued upon conversion of the Debentures. Upon completion of the conversions, the Company's officers owned approximately 82.3% of the Company's outstanding voting stock. The conversion has been excluded from the consolidated statements of cash flows on the basis that such conversion is a non-cash transaction.

Note 11. - Business Combination Transaction and Reverse Take-Over ("RTO")

In December 2003, the Company agreed to acquire Axion. In contemplation of this planned acquisition, two of the Company's principal stockholders surrendered 20,583,640 shares of common stock, without consideration, for the purpose of canceling the shares. In connection with the stock cancellation, $2,058 was reclassified as additional paid-in capital. This reclassification has been excluded from the consolidated statements of cash flows on the basis that such reclassification represents a non-cash transaction.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

Note 11. - Business Combination Transaction and Reverse Take-Over ("RTO") - continued

On December 31, 2003, in a business combination that was structured as an RTO, the Company acquired 100% of the outstanding common stock of Axion and assumed the rights and obligations related to certain convertible notes payable having an aggregate face value of $1,450,000. Upon full conversion of these notes, Tamboril would collectively own 92.3% of the issued and outstanding common stock of Axion. Immediately prior to this transaction, Tamboril had 30,000,000 shares of common stock outstanding. As a result of this transaction, Tamboril issued 42,213,368 shares from its Treasury to the former security-holders of Axion. Consequently, the Tamboril shares owned by the former security-holders of Axion constitute a substantial majority of Tamboril's issued and outstanding common stock.

This transaction was accounted for as a reverse take-over. In accordance with this RTO, the par value of the 30,000,000 shares of Tamboril's common stock, being $3,000, was reclassified and credited to the accumulated deficit. This reclassification is excluded from the consolidated statements of cash flows on the basis that such reclassification is a non-cash transaction.. Accordingly, the consolidated financial statements for the year ended December 31, 2003 includes Axion's results of operations for the period from September 18, 2003 (the date of Axion's incorporation) to December 31, 2003. Consequently, the consolidated financial statements for 2003 present the combined operations of Tamboril and Axion.

On closing of the Axion RTO transaction, Tamboril:

a) Issued and delivered 24,480,008 shares of Tamboril common stock to certain former security-holders of Axion in exchange for 100% of their rights, title and interest 3,060,001 shares of the common stock of Axion;

b) Issued and delivered 8,000,000 shares of Tamboril common stock to certain former security-holders of Axion in exchange for 100% of their rights, title and interest in $500,000 aggregate principal amount of Axion's seed financing convertible notes payable;

c) Issued and delivered 8,533,560 shares of Tamboril common stock and 8,533,560 warrants to certain former security-holders of Axion in exchange for 100% of their rights, title and interest in $800,000 aggregate principal amount of Axion's first round private placement convertible notes payable. Each warrant shall entitle the holder to purchase one additional share of Tamboril Common for a period of one year upon payment of a warrant exercise price $0.125 per share. If the warrants are not exercised within six months from the issue date, the exercise price will increase to $.1875 per share; and

d) Issued and delivered 1,200,000 shares of common stock and 1,200,000 warrants to certain former security-holders of Axion in exchange for 100% of his rights, title and interest in $150,000 aggregate principal amount of Axion's second round private placement convertible notes payable. Each warrant shall entitle the holder to purchase one additional share of Tamboril Common for a period of one year upon payment of a warrant exercise price $0.125 per share. If the warrants are not exercised within six months from the issue date, the exercise price will increase to $.1875 per share.

Concurrently, the former Axion security-holders delivered to Tamboril the certificates evidencing ownership of the issued and outstanding Axion equity and debt instruments involved in the RTO, duly endorsed to the Company.

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


Note 11. - Business Combination Transaction and Reverse Take-Over ("RTO") - continued

Concurrent with this transaction, and in accordance with the direction of the former Axion security-holders, an irrevocable trust for the benefit of certain stockholders of Mega-C Power Corporation ("Mega-C") was created. The purpose of the Trust shall be to preserve the potential equitable interests of the Mega-C Shareholders in the proprietary battery technology that Axion and Tamboril intend to develop, while insulating Axion and Tamboril from litigation risks arising from the business of Mega-C and the alleged unlawful activities of certain directors, officers and stockholders of Mega-C. As a result, Tamboril issued 114,359,736 of its shares from Treasury, having an exchange value of $1,063,303, to the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the "Mega-C Trust"). Tamboril has capitalized as an asset the cost of the rights to use the proprietary battery technology. The issuance of these shares to the Mega-C Trust has been excluded from the consolidated statement of cash flows on the basis that it represents a non-cash transaction.

In summary, after the closing of these transactions, Tamboril had 186,573,104 shares of Common Stock and 13,464,822 common stock purchase warrants issued and outstanding, which will be held beneficially as follows:


                                                         Common                                      Total
                                                          Stock               Warrants              Ownership

Tamboril Stockholders                                  30,000,000              3,731,462            33,731,462
Mega-C Trust                                          114,359,736                      -           114,359,736
Former Axion security-holders                          42,213,368              9,733,360            51,946,728
                                                       ----------              ---------            ----------
Totals                                               186,573,104             13,464,822            200,037,926
                                                     -----------             ----------            -----------


Note 12. - Subsequent Event Concerning the Business Combination Transaction and
            RTO

On January 8, 2004, Tamboril, in connection with the Axion transaction agreed to the following:

o Certain founders and noteholders of Axion transferred their rights to 979,999 Axion shares and $50,000 in convertible notes to Tamboril for 8,639,992 shares of common stock

o The original developer of the Company's battery technology bought 20 million shares of the Company's outstanding common stock from two principal stockholders for $200,000 and distributed those shares to its stockholders.

o The original developer of the Company's battery technology transferred all of its right title and interest in the technology to the Company in exchange for 25,000,000 capital warrants and then distributed those warrants to its stockholders;

o An affiliate of the original developer of the Company's battery technology purchased 3,733,336 shares of common stock and 3,733,336 investor warrants for $400,000;

o The Company adopted an incentive stock plan for employees that authorizes the issuance of options and other stock incentives for up to 15,000,000 shares of common stock; and

o The Company granted a two-year option to purchase 3,027,397 shares of common stock to its securities counsel as partial compensation for post closing services.

After giving effect to the foregoing, Axion is a wholly owned subsidiary of Tamboril and Tamboril is the sole beneficial owner of the battery technology

TAMBORIL CIGAR COMPANY
AND AXION POWER CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


Note 13. - Segmented information

The companies operate in one operating segment, that being the development and testing of certain proprietary battery technology needed to develop a new class of energy storage device.

Total assets                       2003             2002
------------

                               (Unaudited)        (Audited)
Canada                         $2,132,870       $         -
United States of America            1,608            67,166
                                   ------           -------
                               $2,134,478           $67,166
                               ----------           -------

Note 14. - Fair values of financial instruments

Carrying values for primary financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities, note payable - related parties and convertible note payable approximate fair values due to their short-term maturities.